UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2009

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Lincoln Street, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-373-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 7, 2009, Altus Pharmaceuticals Inc. (the "Company") received a staff deficiency letter from The NASDAQ Stock Market ("NASDAQ") notifying the Company that, based on the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009, the Company is not in compliance with the minimum stockholders’ equity requirement of $10 million for continued listing on The NASDAQ Global Market as set forth in NASDAQ Listing Rule 5450(b)(1)(A). As of June 30, 2009, the Company’s stockholders’ equity was approximately $5.8 million. This notification has no immediate effect on the Company’s listing on The NASDAQ Global Market or on the trading of the Company’s common stock.

As provided in the NASDAQ’s rules, the Company has until August 24, 2009 to provide NASDAQ with a plan to regain compliance with The NASDAQ Global Market continued listing requirements. If NASDAQ accepts the Company’s plan, of which there can be no assurance, NASDAQ may grant the Company up to 105 days from August 7, 2009 to achieve and sustain compliance. If NASDAQ determines that the Company’s plan is not sufficient to achieve and sustain compliance, it will provide written notice that the Company’s common stock would be subject to delisting from The NASDAQ Global Market. At such time, the Company may request a hearing before a NASDAQ Listing Qualifications Panel. In such an event, the Company’s common stock would remain listed on The NASDAQ Global Market pending a final determination by the panel. The Company may also apply to list its common stock on the NASDAQ Capital Market. The NASDAQ Capital Market is a continuous trading market that operates in the same manner as The NASDAQ Global Market. All companies whose securities are listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards. The Company believes that it currently meets all of the requirements for continued listing on The NASDAQ Capital Market, other than the minimum bid price of at least $1.00.

The Company is considering its options regarding the NASDAQ notice, including potentially submitting a plan to NASDAQ on or before August 24, 2009 to maintain its listing on The NASDAQ Global Market or applying to transfer the listing of its common stock to The NASDAQ Capital Market.

A copy of the Company’s press release dated August 11, 2009 reporting receipt of the deficiency letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

August 11, 2009	By:	Georges Gemayel

Name: Georges Gemayel
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on August 11, 2009